SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2023

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55809	82-1873116
(State or other jurisdiction of incorporation)	Commission file number	(IRS employer identification number)

400 1ST AVE N., STE. 100 MINNEAPOLIS MN	55401
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s Telephone Number, Including Area Code: (833) 991-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.

Form 8-K

Current Report

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2023, the Company entered into an Advisor Agreement with Greg Shockey, which supersedes his previous Advisor Agreement with the Company, whereby, in exchange for business development and strategy consulting, investor relations, and facilitating meetings with targeted investors, as well as other services, the Company agreed to issue Greg Shockey options to purchase 60,000 restricted shares of common stock at signing and an additional 1,200,000 shares of restricted common stock every year thereafter.

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Peter Hager as President and Chief Executive Officer

Effective as of February 1, 2023, Peter Hager was appointed as the Company’s President and Chief Executive Officer. Mr. Hager is 53 years old.

Biography of Peter Hager

Peter Hager is a seasoned business executive with 30 years of cross industry leadership experience in executive management, sales, marketing, and technology. He has a track record of success in providing services to Fortune 500 companies, such as United Health Group, Boston Scientific, Johnson & Johnson, Medtronic, Wells Fargo, 3M, Target, Cargill, Land O’ Lakes, and General Mills. Since 2003, Peter Hager served in various roles including as President, CEO, and Chairman of Pointward, Inc. which is a MedTech Customer Engagement Agency. Mr. Hager has also served as past or current director and founding member for multiple technology, professional services, and MedTech organizations, including PhiTech Management, iSight Therapeutics, TeamNet Systems, and Bluestem Technologies. Mr. Hager holds a Bachelor of Arts degree in economics and psychology from Macalester College in Saint Paul, Minnesota.

Material Terms of Mr. Hager’s Employment Agreement

The initial term of Mr. Hager’s employment agreement with the Company expires on January 31, 2026 and is subject to renewal for successive six-month periods. Mr. Hager will be entitled to receive: (i) a base salary of 2.5% of the Company’s revenue, a maximum amount of $480,000.00 for the first year of his employment term; (ii) an annual bonus, if the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceeds the forecasted EBITDA approved by the Company’s board of directors at the beginning of such year; and (iii) options to purchase 400,000 restricted shares of the Company’s common stock, at the commencement of his initial term of services, for an exercise price $0.06 per share, vesting in installments of 500,000 shares per fiscal quarter with the first vesting date of April 1, 2023 and 1,000,000 options to purchase restricted shares of the Company’s common stock, at the commencement of his first renewal term of service.

Appointment of Thomas Spruce as Secretary and Chief Operations Officer

Effective as of February 1, 2033, Thomas Spruce was appointed as the Company’s Secretary and Chief Operations Officer. Mr. Spruce resigned as President and CEO effective February 1, 2023. Mr. Spruce is 67 years old.

Biography of Thomas Spruce

Mr. Spruce has decades of experience in large corporations, small companies, and start-ups in a variety of sales management, operations management, business development, and consulting roles with product and service businesses. From 2008 to the present, Mr. Spruce has served as the President and CEO of His Speed, Inc., a company that specializes in business management, development, and consulting. Prior to 2008, Mr. Spruce served in management positions at the Principle Pharmacy Group, MediqPRN/Hill-Rom and Owen Healthcare/Cardinal Health, where he managed sales, operations management, business transition, integrated sales, and enterprise account management. Mr. Spruce has a Bachelor of Sciences degree in Pharmacy from the University of Arkansas, is a licensed pharmacist, is a Board Member at The Victory Way, has served as Board Chairman of the Dean’s Advisory Council- Western University School of Pharmacy, and was a Fellow at the American College of Healthcare Executives.

Material Terms of Mr. Spruce’s Employment Agreement

The initial term of Mr. Spruce’s employment agreement, which supersedes his previous employment agreement with the Company, expires on January 31, 2026 and is subject to renewal for successive six-months periods. Mr. Spruce will be entitled to receive the following compensation from the Company: (i) a base salary of 1.25% of the Company’s revenue, maximum amount of $240,000.00 for the first year of his employment term; (ii) an annual bonus, if the Company’s earnings before interest, taxes, depreciation and amortization (“EBITDA”) exceeds the forecasted EBITDA approved by the Company’s board of directors at the beginning of such year; and (iii) options to purchase 250,000 restricted shares of the Company’s common stock, at the commencement of his initial term of services, for an exercise price $0.06 per share, vesting in installments of 125,000 shares per fiscal quarter with the first vesting date of April 1, 2023 and 250,000 options to purchase restricted shares of the Company’s common stock, at the commencement of his first renewal term of service.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits Description

99.1	Greg Shockey Advisor Agreement
99.2	Greg Shockey Stock Option Grant and Stock Option Agreement
99.3	Peter Hager Employment Agreement
99.4	Peter Hager Stock Option Grant and Stock Option Agreement
99.5	Thomas Spruce Employment Agreement
99.6	Thomas Spruce Stock Option Grant and Stock Option Agreement

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2023

ELECTRONIC SERVITOR PUBLICATION NETWORK INC.
By: /s/ Thomas Spruce
Name: Thomas Spruce
Title: Chief Operating Officer